This Option and the shares of stock to be issued upon exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred, assigned or otherwise disposed of unless the person requesting the transfer of the Option shall provide and opinion of counsel to the Company ( both counsel and opinion to be satisfactory to the Company) to the effect that such sale, transfer, assignment or disposition will not involve any violations of the registration provisions of the Act or any similar or superseding statute.

                              PREFERRED VOICE, INC.

                        INCENTIVE STOCK OPTION AGREEMENT

          1. GRANT OF OPTION. Pursuant to the Preferred Voice, Inc. 2000 Stock Plan for Incentive and Non-Qualified Stock options (the "Plan") for employees of, Preferred Voice, Inc. (the "Company"), the Company grants to [Name] ("Option Holder") an option to purchase from the Company a total of [Amount] (Number) full shares of Common Stock, $.001 par value per share (the "Optioned Shares"), of the Company at a price of [Price] (Price) per share (being at least the fair market value per share of the Common Stock on the date of this grant), in the amounts, during the period and upon the terms and conditions set forth in this Agreement.

          2. RIGHT TO PURCHASE SHARES. Subject to the limitations on time of exercise set forth in the other provisions of this Agreement, Option Holder shall have the right to purchase Optioned Shares at any time before the option terminates, in the following cumulative installments:

         First Installment. Up to 1/2 of the Optioned Shares at any time after the first anniversary of the grant of the option provided that Option Holder continues his employment with the Company on an uninterrupted basis from date of grant until such anniversary date;

         Second Installment. All Optioned Shares at any time after the second anniversary of the grant of the option provided that Option Holder continues his employment with the Company on an uninterrupted basis from date of grant until such anniversary date.

If Option Holder has a right to purchase a fractional share, his right to purchase shall be rounded down to the next lowest full share.

          3. Term. This option will terminate at the first to occur of the following:

          a. 5:00 p.m., local Dallas time on the 5th anniversary of the date of this grant;

          b. 5:00 p.m., local Dallas time, 30 days after the termination of Option Holder's employment with the Company other than by his death or disability;

          c. 5:00 p.m., local Dallas time, 90 days after termination of the Option Holder's employment with the Company due to disability; or

          d. 5:00 p.m., local Dallas time, 180 days after the Option Holder's death; or

          e.        Any   violation   of   Option    Holder's    obligation   of
                    confidentiality under this Agreement.

If Option Holder dies or Option Holder's employment with the Company terminates, then this Option shall terminate as of the date of such death or termination with respect to all optioned share which Option Holder does not have a right to purchase pursuant to Paragraph 2 as of such date.

          4. SUBJECT TO PLAN. This option and its exercise are subject to the Plan, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement. The defined terms used herein which are defined in the Plan shall have the same meanings defined for and assigned to them in the Plan. In addition, this option is subject to any rules promulgated pursuant to the Plan by the Committee.

         5. WHO MAY EXERCISE. During the lifetime of the Option Holder, this option may be exercised only by the Option Holder. If the Option Holder dies prior to the termination date specified in Section 3 hereof without having exercised the option as to all of the shares which were exercisable at the time of death, the option may be exercised at any time prior to the earlier of the dates specified in Sections 3(a) or 3(d) hereof by the Option Holder's estate or a person who acquired the rights to exercise the option by bequest of inheritance or by reason of the death of the Option Holder, subject to the other terms of this Agreement, the Plan, and applicable laws, rules and regulations.

          6. RESTRICTIONS ON EXERCISE. This option

          a. may be exercised only with respect to full shares and no fractional shares of stock shall be issued;

          b. may be exercised only if at all times during the period beginning with the date of the granting of the option and ending on the date Option Holder gained the right under Paragraph 2 to purchase the shares he seeks to purchase that the Option Holder was an employee of either the Company or a subsidiary of the Company.

          c. may only be exercised after the Company is required to file periodic reports with the SEC pursuant to the Securities Exchange Act of 1934 and has filed a registration statement with respect to the issuance of the shares pursuant to this option or such issuance is exempt from state and federal securities registration requirements.

          7. MANNER OF EXERCISE. Subject to such administrative regulations as the Committee may from time to time adopt, this option may be exercised upon written notice to the Company of the number of shares being purchased accompanied by the following:

          a. such documents as the Company, in its discretion, deems necessary to evidence the exercise of the option, in whole or in part;

          b. full payment of the option price for the shares of stock being purchased; and

          c. such documentation as may be required to assure that issuance of the shares complies with state and federal securities laws, including, without limitation, an investment letter containing such agreements, acknowledgements, representations, warranties and covenants by Option Holder as Company may reasonable request.

          8. NON-ASSIGNABILITY. This option is not assignable or transferable by the Option Holder.

          9. RIGHTS OF STOCKHOLDER. The Option Holder will have no rights as a stockholder with respect to any shares covered by this option until the issuance of a certificate or certificates to the Option Holder for the shares. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

          10. CAPITAL ADJUSTMENTS. The number of shares of Common Stock covered by this option, and the option price thereof, shall be subject to an appropriate adjustment to reflect any stock dividend, stock split, share combination, exchange of shares, recapitalizations, merger, consolidation, separation, reorganization, liquidation, or the like, of or by the Company.

          11. LAW GOVERNING. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware.

          12. DATE OF GRANT. The date of grant of this option is December 21, 2000.


          13. CONFIDENTIALITY. Option Holder shall not divulge information contained herein to any other party, other than the government of the U.S., any state or any subsidiary thereof, or any agency thereof, and their spouse, attorney, accountant, and as required by court order.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Option Holder has duly executed this Agreement, to evidence his consent and approval of all the terms hereof, as of the date of grant specified in Section 12 hereof.

                                  OPTION HOLDER



                                  ------------------------------------


                                  PREFERRED VOICE, INC.



                                  BY:
                                     ----------------------------------

                                  ITS:   Chief Executive Officer
                                         -------------------------